Exhibit 10.1 Employment Agreement between State Capital Bancorp, Inc. and John W. Marhefka, Jr.


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                                                                  EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         This agreement made this 4th day of December, 1996, between John W. Marhefka, Jr., hereinafter referred to as "Employee", and State Capital Bancorp, Inc., its successors and assigns, hereinafter referred to as "Employer".

         1. Employer is a Maryland corporation in the process of completing the tasks necessary to become a bank holding company which is to become the sole stockholder of a full service commercial bank/trust company whose principal office will be located in Annapolis, Maryland ("the Bank"). So as to accomplish this task, Employer shall undertake a public offering of common stock ("the Offering") the completion of which shall require both acceptance of subscriptions for the minimum number of shares of common stock offered and receipt of certain regulatory approvals. For the purpose of this agreement, "the Date of Satisfaction of Escrow Conditions" shall be the first day of the month following the last to occur of the following: (i) Employer's acceptance of subscriptions and payment in full to purchase a minimum of 550,000 shares of common stock in the Offering; (ii) the Company obtaining regulatory approvals to acquire all of the stock of the Bank and thereafter to become a bank holding company; and (iii) the Bank receiving preliminary approval of its application for a charter from the Maryland Bank Commissioner, preliminary approval of its application for membership in the Federal Reserve System from the Federal Reserve Board, and preliminary approval of its application for insurance of deposit accounts from the Federal Deposit Insurance Corporation.

         2. Employee is willing to be employed by Employer and Employer is willing to employ Employee on the terms, covenants, and conditions hereinafter set forth.

         For the reason set forth above and in consideration of the mutual promises and agreements hereinafter set forth, Employer and Employee agree as follows:

SECTION ONE - EMPLOYMENT

         Employer hereby employs, engages and hires Employee as the President & Chief Executive Officer of State Capital Bancorp, Inc., its successors and assigns, and Employee hereby accepts and agrees to such hiring, engagement and employment subject to the general supervision and pursuant to the orders, advice and direction of the Board of Directors of Employer. Following the Date of Satisfaction of Escrow Conditions, the term "Employer" shall be expanded to also include the Bank. Employee shall perform such duties as are customarily performed by persons holding such position in other similar businesses or enterprises as that engaged in by Employer, and shall render such other and unrelated services and duties as may be assigned to him from time to time by Employer.

SECTION TWO - BEST EFFORTS OF EMPLOYEE

         Employee agrees that he will at all times faithfully, industriously and to the best of his ability, experience, and talents, perform all duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer.


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Such duties  shall be rendered at the  principal  office of Employer and at such other place or places as Employer shall in good faith require or as the interests, needs, business or opportunity of Employer shall require. Employer will allow fifteen (15) working days vacation annually, during which time Employee's compensation shall be paid in full.

SECTION THREE - TERM OF EMPLOYMENT

         This agreement is effective on the date of its execution, and its term shall continue to be in effect for a period of five (5) years commencing on the Date of Satisfaction of Escrow Conditions, unless sooner terminated by either party pursuant to the provisions of SECTION EIGHT of this agreement.

SECTION FOUR - COMPENSATION OF EMPLOYEE

         Prior to the Date of Satisfaction of Escrow Conditions, Employer shall pay Employee for Employee's services hereunder, compensation at a minimum salary of Seventy Thousand Dollars ($70,000.00) per annum, payable biweekly while this agreement is in force. Additionally, Employer shall reimburse Employee for all reasonable business expenses incurred by Employee.

         After the Date of Satisfaction of Escrow Conditions, Employer shall pay Employee for Employee's services hereunder, compensation at an initial minimum salary of One Hundred Thousand Dollars ($100,000.00) per annum, payable bi-weekly while this agreement is in force. The amount of this salary shall increase by ten percent (10.0% ) per annum effective on each anniversary of the Date of Satisfaction of Escrow Conditions so long as this agreement is in force. Additionally, Employer shall provide Employee will a company automobile and all expenses pertaining to the use, repair, and maintenance of said automobile shall be paid by Employer. Employer shall provide Employee with non-contributory family health insurance, reimbursement of reasonable business expenses, and group benefits as provided for other executive officers of Employer. Employee may receive cash bonuses as deemed appropriate by the Board of Directors of Employer, however, no such bonuses shall be paid until Employer attains profitable operating results.

         On the Date of Satisfaction of Escrow Conditions, Employer shall grant Employee a non-transferable incentive stock option to purchase, at a price of $10.00 per share, that number of shares of common stock equal to one percent (1.0%) of the aggregate number of shares sold in the Offering ("the Options"). The Options shall be exercisable for a period of ten years, subject to a five year vesting schedule with 20% of the Options becoming exercisable annually on each anniversary of the Date of Satisfaction of Escrow Conditions. The Options shall be subject to all other applicable provisions of Employer's Incentive Stock Option Plan.

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SECTION FIVE - OTHER EMPLOYMENT

         Employer shall be entitled to all benefits, profits, or other issues arising from or incident to all work, services and advice of Employee. Employee shall not, during the term hereof, be interested directly or indirectly, in any manner, as a partner, officer, director, advisor, employee or in any other capacity, in any other business similar to Employer's business or allied trade. However, nothing herein contained shall be deemed to prevent or limit the right of Employee to invest any of his funds in the capital stock or any other security of any corporation, nor shall anything herein contained be deemed to prevent or limit Employee's right to invest his funds in real estate or other similar investments.

SECTION SIX - RECOMMENDATIONS FOR IMPROVING OPERATIONS

         Employee  and  Employer   shall  make   available  to  each  other  all
information of which each shall have any knowledge and shall make all suggestions and recommendations that will be of mutual benefit to Employer and Employee.

SECTION SEVEN - COMPLETENESS / MODIFICATION OF CONTRACT

         This agreement contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date hereof, supersede any and all other agreements between the parties. No waiver or modification of this agreement or any covenant or limitation herein contained shall be valid unless in writing and duly executed by both parties.

SECTION EIGHT - TERMINATION

         This agreement may be terminated by either party at any time with or without cause. For the purposes of this agreement, "cause" shall be defined as Employee's intentional failure to perform stated duties, personal dishonesty which results in a material loss to Employer, willful violation of any law, rule, regulation or final cease and desist order which results in any material loss to Employer, or any material breach of this agreement. For purposes of this section, no act , or the failure to act, on Employee's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Employer.

         Employee may terminate this agreement upon providing 180 days advance written notice of resignation to Employer. Should Employee terminate this agreement by voluntary resignation, Employee agrees not to compete with Employer in Anne Arundel County, Maryland for a period of two years following such resignation, except as agreed to pursuant to a resolution duly adopted by the Board of Directors of Employer. Employee agrees that during such period and within said county, Employee shall not work for or advise, consult, or otherwise serve with, directly or indirectly, any entity whose business materially competes with the banking or other business activities of Employer. The parties hereto, recognizing

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that irreparable  injury will result to Employer,  its businesses and properties in the event of Employees breach of this covenant, agree that in the event of any such breach by Employee, Employer will be entitled, in addition to other remedies and damages available, to an injunction to restrain the violation hereof by Employee. Nothing contained in this section shall be construed to limit Employee's ability to compete with Employer in Anne Arundel County, Maryland or elsewhere in the event that (I) this agreement is terminated by Employer for any reason, or (ii) this agreement is terminated by either party subsequent to a change of control of Employer as herein defined.

         Prior to the Date of Satisfaction of Escrow Conditions, this agreement may be terminated by Employer, with no liability to Employee except for rights earned through the date of termination.

         After the Date of Satisfaction of Escrow Conditions, this agreement may be terminated by Employer, with no liability to Employee except for rights earned through the date of termination, upon: (i) Employee's discharge for cause (as defined herein), or (ii) Employee's death, disability (as defined herein), or resignation. Employer agrees to pay Employee a lump sum payment equal to one and one-half (1.5) times the base salary and bonus which was paid to Employee during the preceding twelve month period immediately upon termination of this agreement by Employer other than for cause or Employee's death, disability, or resignation. In addition, and not withstanding any other termination provision herein contained, in the event of a change of control of Employer (as herein defined), then and in that event, Employee shall have the option, exercised within six (6) months from the date of said change of control of Employer (as defined herein), to elect either (a) to execute a new Employment Agreement with Employer on terms mutually agreeable, or (b) to receive a lump sum payment equal to one and one-half (1.5) times the base salary and bonus which was paid to Employee during the twelve month period immediately preceding said change of control. For purposes of this agreement, a "change of control of Employer" shall be defined as an event of a nature that (a) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, or (b) results in a Change of Control of Employer within the meaning of the Change in Control Act and the rules and regulations promulgated by the Federal Deposit Insurance Corporation at 12 C.F.R., 303.4(a) with respect to the Bank, and the Board of Governors of the Federal Reserve System at 12 C.F.R., 225.41(b) with respect to the bank holding company, as of the date hereof, or
(c) results in a change in the power, directly or indirectly, to direct the management or policies of Employer or to vote twenty percent (20.0%) or more of the any class of voting securities of Employer.

SECTION NINE - TERMINATION FOR DISABILITY

         Not withstanding anything in this agreement to the contrary, Employer is hereby given the option of terminating this agreement in the event that Employee, during the term hereof, becomes permanently disabled as the term "permanently disabled" is hereinafter fixed and defined. For the purpose of this agreement, Employee shall be deemed to have become

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permanently  disabled if, because of ill health,  physical or mental disability, or for other causes beyond his control, he shall have been continuously unable or unwilling or shall have failed to perform his duties for a period of one hundred eighty (180) days within any year, irrespective of whether such days are consecutive. Following the one hundred eightieth day of nonperformance of duties during any year by Employee, no further obligations shall exist between the parties hereto, including but not limited to, any further compensation.

SECTION TEN -SEVERABILITY / ASSIGNMENT / LAWS AND REGULATIONS

         All agreements contained herein are severable, and in the event any of the provisions hereof, with the exception of those contained in Sections One, Four, and Eight hereof, shall be held to be invalid by any competent court, this agreement shall be interpreted as if such invalid agreements or covenants were not contained herein. This agreement is personal in nature and neither of the parties hereto shall, without the written consent of the other, assign or transfer this agreement or any rights or obligations hereunder. In the event Employer shall attempt to terminate the employment of Employee for "cause", as that term is defined in Section Eight of this agreement, Employer and Employee hereby consent to the jurisdiction of and hereby agree to be bound by the final decision of the American Arbitration Association with respect to whether said termination shall preclude receipt of compensation under the terms of this agreement. All reasonable legal fees paid or incurred by Employee pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by Employer, if Employee is successful on the merits pursuant to a legal judgment, arbitration or settlement.

SECTION ELEVEN - INDEMNIFICATION

         Employer shall provide Employee with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Employee to the fullest extent permitted under Maryland law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of having been a director or officer of Employer (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not limited to, judgments, court costs and attorney's fees, and the cost of reasonable settlements.

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         In witness  whereof,  the parties hereto have set their hands and seals on this fourth day of December, 1996.


                                                 "Employer"
Attest                                           State Capital Bancorp, Inc.

_______________________________                  By:_______________________
Stanley J. Klos, Jr., Secretary



Corporate Seal



Witness:                                         "Employee"

---------------------                            --------------------------
                                                 John W. Marhefka, Jr.

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